                                                              EXHIBIT (a)(1)(C)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

   Guidelines for Determining the Proper Identification Number to Give the Payer.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

--------------------------------------- ---------------------------------------

                              Give the
                              SOCIAL SECURITY
For this type of account:     number of--
-----------------------------------------------
1. An individual's account    The individual
2. Two or more individuals    The actual owner
 (joint account)              of the account
                              or, if combined
                              funds, the first
                              individual on the
                              account(1)
3. Husband and wife           The actual owner
                              of the account
                              or, if
                              joint funds,
                              either person(1)
4. Custodian account of a     The minor(2)
 minor (Uniform Gift to
 Minors Act)
5. Adult and minor (joint     The adult or, if
 account)                     the minor is the
                              only contributor,
                              the minor(1)
6. Account in the name of     The ward, minor,
 guardian or committee for a  or incompetent
 designated ward, minor, or   person(3)
 incompetent person
7. a. The usual revocable     The grantor-
      savings trust (grantor  trustee(1)
      is also trustee)
b. So-called trust account    The actual
   that is not a legal or     owner(1)
   valid trust under State
   law


                                                          Give the EMPLOYER
                                                          IDENTIFICATION
                           For this type of account:      number of--
                           ----------------------------------------------------------------
                            8. Sole proprietorship        The owner(4)
                             account
                            9. A valid trust, estate or   The legal entity
                             pension trust                (Do not furnish
                                                          the identifying
                                                          number of the
                                                          personal
                                                          representative or
                                                          trustee unless
                                                          the legal entity
                                                          itself is not
                                                          designated in the
                                                          account
                                                          title.)(5)
                           10. Corporate account          The corporation
                           11. Religious, charitable, or  The organization
                             educational organization
                             account
                           12. Partnership account        The partnership
                           13. Association, club, or      The organization
                             other tax-exempt
                             organization
                           14. A broker or registered     The broker or
                            nominee                       nominee
                           15. Account with the           The public entity
                             Department of Agriculture
                             in the name of a public
                             entity (such as a State or
                             local government, school
                             district, or prison) that
                             receives agricultural
                             program payments
------------------------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner. If the owner does not have an employer identification number, furnish the owner's social security number.
(5) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER OF SUBSTITUTE FORM W-9

                                    Page 2
Obtaining a Number

   If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

Payees and Payments Exempt from Backup Withholding

   The following is a list of payees exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except item (9). For broker transactions, payees listed in items (1) through (13) and a person registered under the Investment Advisors Act of 1940 who regularly acts as a broker are exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7), except a corporation (other than certain hospitals described in Regulations section 1.6041-3(c)) that provides medical and health care services or bills and collects payments for such services is not exempt from backup withholding or information reporting. Only payees described in items (1) through (5) are exempt from backup withholding for barter exchange transactions and patronage dividends.

(1) An organization exempt from tax under section 501(a), or an IRA, or a custodial account under section 403(b)(7), if the account satisfies the requirements of section 401(f)(2).
(2) The United States or any of its agencies or instrumentalities.
(3) A state, the District of Columbia, a possession of the United States or any of their political subdivisions or instrumentalities.
(4) A foreign government or any of its political subdivisions, agencies or instrumentalities.
(5) An international organization or any of its agencies or instrumentalities.
(6) A corporation.
(7) A foreign central bank of issue.
(8) A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.
(9) A futures commission merchant registered with the Commodity Futures Trading Commission.
(10) A real estate investment trust.
(11) An entity registered at all times during the tax year under the Investment Company Act of 1940.
(12) A common trust fund operated by a bank under section 584(a).
(13) A financial institution.
(14) A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.
(15) A trust exempt from tax under section 664 or described in section 4947.

 Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
 .  Payments to nonresident aliens subject to withholding under section 1441.
 .  Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.
 .  Payments of patronage dividends where the amount received is not paid in money.
 .  Payments made by certain foreign organizations.
 .  Payments made to a nominee.

 Payments of interest not generally subject to backup withholding include the following:

 . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
 .  Payments of tax-exempt interest (including exempt-interest dividends under section 852).
 .  Payments described in section 6049(b)(5) to non-resident aliens.
 .  Payments on tax-free covenant bonds under section 1451.
 .  Payments made by certain foreign organizations.
 .  Payments made to a nominee.

   Exempt payees described above should file substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. IF YOU ARE A NON-RESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).

 Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup with-holding. For details, see Sections 6041, 6041A, 6042, 6044, 6045, 6049 and 6050A.

Privacy Act Notice.--Section 6109 requires most recipients of dividend, inter-est or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identifica-tion purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number.--If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information.--Willfully falsifying certi-fications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.